UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cyanotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740
(808) 326-1353

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Monday, August 27, 2012 at 3:00 P.M. Hawaii Standard Time

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyanotech Corporation, a Nevada corporation (“Cyanotech” or the “Company”) to be held on Monday, August 27, 2012 at 3:00 P.M., Hawaii Standard Time, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738, or at any adjournment or postponement thereof, for the following purposes:

1.              To elect five directors from among the nominees named in the Proxy Statement to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.              To amend and restate Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share;

3.              To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013; and

4.              To transact other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

In addition to the formal items of business, Cyanotech will report on operations for fiscal year 2012 and answer appropriate questions that you may have about Cyanotech and its activities.

The Board of Directors fixed the close of business on July 3, 2012 as the record date (the “Record Date”) for Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the Record Date and Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting.

Thank you for your ongoing support and continued interest in Cyanotech. We look forward to seeing you at the meeting.

By Order of the Board of Directors

/s/ Jolé E. Deal
Corporate Secretary
Kailua-Kona, Hawaii
July 18, 2012

Your vote is important.  Whether or not you plan to attend this meeting, please vote your shares. This year you may submit your proxy:  (i) by mail (after completing, signing and dating the enclosed card); (ii) by telephone; or (iii) by internet. If you do attend the meeting, you may vote at that time, which will revoke automatically any prior vote you may have submitted.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.  Further instructions are included in the Proxy Statement under “Voting Rights and Solicitation.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON AUGUST 27, 2012

The Proxy Statement and 2012 Annual Report on Form 10-K are available on the internet at www.envisionreports.com/CYAN.

CYANOTECH CORPORATION

Proxy Statement for 2012 Annual Meeting of Stockholders

To be held August 27, 2012

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Completing and Submitting Their Proxies by Internet, Mail or Telephone

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION
To Be Held Monday, August 27, 2012

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION (the “Company” or “Cyanotech”) of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on Monday, August 27, 2012 at 3:00 P.M., Hawaii Standard Time, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. On July 18, 2012, the Company distributed to stockholders of record a Meeting Notice Regarding the Availability of Proxy Materials for this meeting containing instructions on how to access via the internet (www.envisionreports.com/CYAN) this Proxy Statement, the Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and our undertaking to also mail a full set of such proxy materials, together with a postage paid envelope for returning non-electronic proxy cards, to any stockholders who request paper copies at no cost to them.

The Company’s principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740.

VOTING RIGHTS AND SOLICITATION

The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting, so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Who May Vote:  The close of business on July 3, 2012 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company’s Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Each stockholder has one vote for each share so held. At July 3, 2012, 5,440,968 shares of Common Stock, $0.02 par value per share, were issued and outstanding.  You may vote by submitting your proxy card by internet, telephone, mail or in person at the meeting, or you may attend the meeting and vote your shares in person by ballot.

Methods of Voting:  All stockholders of record may vote by mail by completing, signing, dating and returning their proxy cards in the postage-paid envelope.  If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.  Stockholders of record can instead vote by toll-free telephone or the internet website address listed on the proxy card; they may also vote by proxy card or by ballot if personally present at the meeting, but only the last vote before the polls close at the meeting will count.  Stockholders who hold their shares through a broker, trustee or other nominee also can vote by telephone or internet as instructed by their bank, broker or other nominee; as “beneficial owners” they can also vote at the meeting if they present a separate “legal proxy” from the actual record holder and in that event only the final vote made in the name of the stockholder of record will count.

The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. Directors are elected by a plurality of votes cast. For approval of all other matters to be voted on, when a quorum is present a matter is approved if the number of votes cast in favor of the action taken exceeds the number of votes cast in opposition to the action, except that Proposal TWO requires that a majority of all outstanding shares be voted for approval.  Abstentions are counted only for purposes of determining whether a quorum is present.

Voting Shares Held by Brokers, Banks and Other Nominees:  Votes will be counted by the inspectors of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a broker, trustee or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, trustee or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

Many of our stockholders may hold some or all of their shares through a broker, trustee or other nominee, rather than directly in their own name.  As summarized below, there are distinctions between shares held of record and those owned beneficially.

•                  Stockholders of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.”  As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party and to vote by completing a proxy card by internet, by telephone or by mail, or to vote in person by ballot or by proxy at the Annual Meeting of Stockholders.

•               Beneficial Owners — If any or all of your shares are held in a brokerage account, by trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.”  As the beneficial owner of those shares, you have the right by internet, telephone or mail to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting of Stockholders in person.  Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting of Stockholders unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting of Stockholders.

For your vote to be counted, you must communicate your voting decisions by internet, telephone or mail to your broker, trustee or other nominee before the date of the stockholders meeting.  Brokers, trustees and other nominees who do not receive instructions are entitled to vote those shares with respect to the two proposals to amend existing stock plans and the ratification of the selection of our independent registered public accounting firm, but not with respect to election of directors.  Abstentions and broker non-votes will be included only in determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast on any proposals to be voted upon.

Voting your shares is important to ensure that you have a say in the governance of your Company.  Please review these proxy materials and if you are a beneficial owner follow the voting instruction form you receive from your broker, bank or other nominee to vote your shares.  We hope that you will exercise your rights and fully participate as a stockholder in our Company’s future.  If you have any questions about this new rule or the proxy process in general, please contact the broker, bank or other financial institution where you hold your shares.  The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.  Additionally, you may contact Jolé Deal, Corporate Secretary, by telephone at 808-326-1353 or by email to jdeal@cyanotech.com.

Voting Shares by Proxy:  Shares represented by proxies in the accompanying form which are properly executed and returned to Cyanotech by internet, by mail or by telephone will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained on the proxy or herein. To submit your proxy by mail, mark your votes on the enclosed form of proxy, then follow the directions on the form of proxy. To submit your proxy using the internet or by telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call. In the absence of contrary voting instructions properly submitted, all shares represented by properly submitted proxies which have not been revoked will be voted:

a)            FOR the election of each of the directors as described herein under “Proposal ONE—Election of Directors”;

b)            FOR Proposal TWO to amend and restate Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share; and

c)             FOR Proposal THREE to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for Fiscal Year 2013.

Management does not know of any other matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

The entire cost of soliciting the proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, e-mail, facsimile or letters from officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company’s Common Stock, and such persons may be reimbursed for their expenses.

Revoking Your Proxy:  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised at the stockholder meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting, notifying the Secretary of the Meeting of the revocation of the prior proxy, and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

IMPORTANT NOTICE

Regarding Availability of Proxy Materials

For the Annual Meeting to Be Held on August 27, 2012

As permitted by the SEC, the Company is making available its Notice of Annual Meeting, Proxy Statement and Annual Report for fiscal year ended March 31, 2012 at www.envisionreports.com/CYAN. If you received the Company’s notice containing instructions on how to access these materials via the internet, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions contained in the notice which directs stockholders to that website, or to telephone toll-free 1-866-641-4276 or to email a request to investorvote@computershare.com.

•               Stockholders of Record.  If your shares are registered in your own name, you may enroll to have future proxy materials delivered via e-mail or the internet by following the instructions at www.envisionreports.com/CYAN.  You will need the control number on your proxy card to enroll.

•               Beneficial Stockholders.  If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker or contact your bank or broker for information on electronic delivery service.

Delivery of One Proxy Statement and Annual Report

To a Single Household to Reduce Duplicate Mailings

Each year in connection with the Annual Meeting of Stockholders, the Company is required to furnish to each stockholder of record a proxy statement and annual report and to arrange for a proxy statement, annual report and, if applicable, notice of internet availability of proxy materials to be furnished to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee.  Because many stockholders hold shares of the Cyanotech Common Stock in multiple accounts, this process may result in duplicate mailings of proxy materials to stockholders who share the same address.  Stockholders can avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

•               Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single copy of proxy materials (other than proxy cards), you may also do so via the internet by going directly to www.envisionreports.com/CYAN and following the instructions therein.

•               Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single copy of proxy materials (other than proxy cards) if there are other stockholders who share an address with you.  If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single copy of proxy materials but later decide that you would prefer to receive a separate copy of proxy materials for each account at your address, then please notify the Company or your nominee, as applicable, and the Company or your nominee will promptly deliver such additional proxy materials.  If you wish to receive a separate copy of the proxy materials for each account at your address in the future, please call toll-free 1-866-641-4276 or send an email to investorvote@computershare.com.

*****

PROPOSAL ONE

Election of Directors

Board Nominees

A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the five Board nominees named below, all five of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director’s successor has been elected and qualified. Voting for the election of directors is non-cumulative. It is the Company’s policy that all Board members attend each annual meeting of stockholders; last year all six Board members attended the Annual Meeting of Stockholders.

The following sets forth certain information on each of the nominees for election to serve as a director of the Company until the 2013 Annual Meeting of Stockholders including each director’s background, principal occupations and employment, as well as, specific experience, qualifications, attributes and skills that led to the Board’s conclusion that each of the nominees for director should serve on the Board at the time of this Proxy Statement, in light of the Company’s current business and structure:

Brent D. Bailey—59:  Mr. Bailey was elected to the Board by the Board of Directors on November 5, 2010, pursuant to a Letter Agreement under which he was designated to become President and Chief Executive Officer on January 11, 2011.  Over the prior five years he had formed and expanded his own leadership development and strategic planning consulting firm, following thirty years of experience as an executive.  He had served as President and Chief Operating Officer of Pharmavite, a subsidiary of Otsuka Pharmaceutical Company, where he built the company into an industry leader and its Nature Made brand into the #1 mass market nutritional supplement brand nationwide.  Earlier he was Executive Vice President of Marketing at Del Monte Foods; Senior Vice President & General Manager — Household Division of The Dial Corporation; Executive Vice President of Marketing — Personal Care Division of Weyerhauser; Vice President of Sales and Marketing — Van de Kamp’s Frozen Foods Division of Pillsbury; and various marketing positions with Frito-Lay, Procter & Gamble and a health care start-up. Mr. Bailey received a B.A. degree from Claremont McKenna College and an M.B.A. from UCLA — The Anderson School of Management. His extensive management, marketing, strategic planning and implementation skills, as well as his leadership qualities, were critical to the Board’s selection of Mr. Bailey both as a director and as the Company’s principal executive officer.

Thomas Chen—62:  Mr. Chen was elected to the Board on June 6, 2011. He adds to the Board over 31 years of senior executive experience with leading pharmaceutical, nutritional product and hospital device companies. From 2006 to 2010, he was President of the International Nutrition Division of Abbott Laboratories, the worldwide leader in medical nutrition products. Mr. Chen led Abbott’s rapid expansion of its pediatric and medical nutrition products in the international arena since its establishment as a standalone division in 2005. Its pediatric nutrition products also hold a leadership position in key markets around the globe. Additionally, Chen spearheaded Abbott’s entry and expansion into emerging markets including China and other key countries in Asia and Latin America. Previously, Chen was appointed Vice President of Abbott’s Asia, Pacific and Africa region responsible for managing the pharmaceutical, hospital devices and nutritional businesses in 1998. Prior to joining Abbott in 1988, Chen held various management positions with American Cyanamid Company (merged with American Home Products in 1994). From 2004 to 2007, he also served on the board of the Clara Abbott Foundation, a non-profit organization that provides educational and financial assistance to families. In addition he served on the advisory board of Abbott’s Asia Leadership and Cultural Network, an organization that promotes cultural awareness and diversity. Chen holds an M.B.A. degree from University of Indiana in Bloomington, Indiana and a bachelor’s degree in Commerce from National Cheng Chi University in Taipei, Taiwan. Mr. Chen contributes extensive line management and operating experience to Cyanotech, together with keen knowledge of the nutrition market.

Ralph K. Carlton—56:  Mr. Carlton was elected to the Board and to its Audit Committee by the Board of Directors on January 26, 2011. He currently serves as the Chief Financial Officer of Cambrooke Foods, Inc., a clinical nutrition company. He served as Chief Strategy and Development Officer of DEKA Research and Development from 2006 to 2009. He also served in multiple roles at the Coca-Cola Company, including Vice President, Finance and Strategy, Corporate Innovation and Development from 2003 to 2005; Vice President, Strategy and Planning in 2003 and Senior Vice President, Coca-Cola Ventures from 2001 to 2003. Previously from 1997 to 2000 he served as Senior Vice President, Finance and Administration and Chief Financial Officer of IDEXX Laboratories.  Prior to that position he was an investment banker at Donaldson, Lufkin and Jenrette, after serving in that same position at Goldman Sachs.  Mr. Carlton holds a B.A. from Dartmouth College and an M.B.A. with distinction from Amos Tuck School of Business Administration at Dartmouth College. His financial and accounting background and entrepreneurial leadership experiences with global healthcare objectives are critical to the Company’s long range goals.

Gerald R. Cysewski, Ph. D.—63:  Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008, Dr. Cysewski served as the Company’s President and Chief Executive Officer, as well as, Chairman of the Board. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.  Dr. Cysewski continues to be recognized as a leading authority on large scale production of micro-algae and is a frequently invited speaker at industry gatherings around the world, providing insight to the Board on changes in micro-algae science and regulatory matters that impact the Company.  His extensive experience with the Company and his expertise in micro-algae production make him uniquely qualified to serve on our Board.

Michael A. Davis—59:  Mr. Davis was appointed to the Board of Directors of the Company in March 2003 subsequent to his acquisition of $1,250,000 of subordinated convertible debentures of the Company in September 2002. He was appointed to serve as Chairman of the Board of Directors on April 13, 2011. Mr. Davis is a Principal at Ebb and Flow Ventures, a private equity firm; President of Skywords Family Foundation and a Director of Canobie Films, Inc. Mr. Davis attended Harvard University.  His current beneficial ownership of the Company’s outstanding common stock is 19.5%.  Mr. Davis’ business and investment experiences, as well as his long association with the Company provide the Board with critical perspective on the business issues the Company faces.

Required Vote

The affirmative vote of the holders of a majority of the aggregate voting power of the Company’s Common Stock present in person or represented by proxy at a meeting at which a quorum is present, is required for the election of each nominated director.

The Board of Directors unanimously recommends that the stockholders vote FOR each of the above named director nominees.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2012 the Board met seven (7) times. Each of our Directors attended 75 percent or more of the meetings of the Board and of Board Committees on which he served.

Director Nomination Process

Director Qualifications.  The Nominating and Corporate Governance Committee has established guidelines for considering nominations to the Company’s Board of Directors. These include: (a) personal characteristics, including such matters as integrity, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which the members believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. Other considerations are set forth in the Company’s Bylaws.  The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors.  The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. It is the general policy of the Nominating and Corporate Governance Committee not to accept unsolicited nominations from stockholders.  The Company’s Bylaws contain procedures for stockholder nominations which are discussed in greater detail under “STOCKHOLDER PROPOSALS AND NOMINATIONS” on page 23 hereof. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations and, if appropriate, engage a consultant to assist the Committee. The committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review of all pertinent data, and due deliberation by the committee, this slate of nominees is recommended to the Board of Directors and the stockholders for election.

Each of the nominees for election at this annual meeting was unanimously recommended by the Nominating and Corporate Governance Committee for election.

Independent Directors

The Board has determined that each of the nominees for director, other than Mr. Bailey and Dr. Cysewski, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under Nasdaq Rule 5605(a)(2). In making its determination, the Board considered transactions and relationships between each director (and any member of his immediate family) and the Company and its subsidiaries and relationships between the directors or their affiliates and members of the Company’s senior management personnel and their affiliates.

Under Nasdaq Rule 5605(a)(2), an “Independent Director” is a person other than an Executive Officer of the company having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Since Mr. Bailey is President and Chief Executive Officer of the Company, and since Dr. Cysewski is Executive Vice President and Chief Scientific Officer of the Company, neither may be considered an “Independent Director” under Nasdaq Rule 5605(a)(2).

The Independent Directors meet in executive session without the Chief Executive Officer or any other member of management in attendance at least twice annually in accordance with Nasdaq Corporate Governance Rules. In fiscal year 2012 there were at least two (2) such sessions. Michael A. Davis served as Chairman of such meetings.  The Chairman, in conjunction with each other independent director, raised the issues discussed. Any Independent Director may request an executive session of Independent Directors to discuss any matter of concern.

Stockholder Communication with Directors

Stockholders may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Cyanotech Corporation—Non-Management Directors (or to a specific named-director), 73-4460 Queen Kaahumanu Highway, #102, Kailua-Kona, Hawaii, 96740, or by e-mail to board@cyanotech.com. All written communications received will be directed to the relevant director or the non-management directors as a group.

Code of Conduct and Ethics

The Company has adopted the Cyanotech Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which is included in our Code of Conduct and Ethics. We have also adopted the Board of Directors Code of Conduct.  Both Codes are publicly available on our website at www.cyanotech.com. The Codes contain general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of conduct” within the meaning of the Nasdaq listing standards.

Corporate Governance

In addition to the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and other key Company governance documents, including its Audit Committee Charter, Compensation and Stock Option Committee Charter, Nominating and Governance Committee Charter and the Code of Conduct and Ethics, are available on the Company’s website at www.cyanotech.com. The information contained on the website is not hereby incorporated by reference in, or considered part of, this Proxy Statement, unless specifically incorporated. The Company will provide copies of any of these documents, free of charge, to any stockholder upon written request to the Chief Financial Officer, c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Highway, #102, Kailua-Kona, Hawaii, 96740.

The Company has chosen to separate the chief executive officer and board chairman positions as a matter of good corporate governance and to efficiently utilize the skills and time of the individuals who currently serve in these positions. Mr. Bailey, the Company’s President and Chief Executive Officer is primarily involved in the day to day responsibilities and obligations of the Company, while Mr. Davis, the Board’s Chairman, provides strategic direction for the Company and presides over meetings of the Board.  These two key leaders communicate regularly with each other.

The Board is limited by its size, but plays a fundamental role in the Company’s risk oversight process, both directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, and regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company can take to manage them.

While the Board is ultimately responsible for all risk oversight of the Company, the Audit Committee focuses on financial risks as they relate to the Company’s financial reporting process, financial statements and internal controls, among other responsibilities set forth in the Audit Committee’s Charter.  The Nominating and Corporate Governance Committee focuses on the management of risks associated with the Board’s organization, membership, governance and structure. The Compensation and Stock Option Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies, bonus plans and incentive option plans.

The Company has an ongoing commitment to good governance and business practices.  This includes regular monitoring and balancing of the Company’s processes and procedures in light of any new corporate governance best practices, and a continual review of changes in federal law and the rules and regulations promulgated by the SEC and the regulations of the Nasdaq Stock Market, LLC.  These practices help to ensure that the Company will timely comply with new laws and rules and will implement other corporate governance practices which it believes to be in the best interest of the Company and its stockholders.

Board Committees

The Board of Directors of the Company has an Audit Committee, Nominating and Governance Committee and Compensation and Stock Option Committee.

The Audit Committee operates and acts under a written charter, which was revised and approved by the Cyanotech Board of Directors on November 8, 2011. A copy of the Charter and Powers of the Audit Committee can be found on the Company’s website at www.cyanotech.com. The Committee provides independent and objective oversight of (1) the Company’s financial reporting processes, (2) the Company’s audits of the financial statements, including appointment, compensation and oversight of the Company’s independent registered public accounting firm, (3) the Company’s internal controls, and (4) risk assessment and risk management policies set by management. The Committee also oversees and monitors the independence, performance and qualifications of the Company’s independent registered public accounting firm. The Audit Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Audit Committee are “independent” directors as defined in Nasdaq Rules 5605(a)(2) and 5605-3(2)(A). On October 26, 2010, Gregg W. Robertson, chair of the Committee, resigned from the Board and the Company no longer complied with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605. On January 26, 2011, the Board of Directors elected Ralph K. Carlton to the Board and determined that he met the requirements as a “financial expert” as defined in Rule 10A(m) of the Act. Mr. Carlton was named to serve on the Audit Committee and was selected as its Chair. Through that action, the Company regained compliance with Nasdaq requirements. The Committee held four (4) meetings during fiscal year 2012and is now comprised of independent directors Ralph K Carlton (Chair), Thomas F. Chen and John T. Waldron.

The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors on January 7, 2010, a copy of which can be found on the company’s website at www.cyanotech.com. The Nominating and Corporate Governance Committee’s functions include (1) reviewing the background and qualifications of potential nominees for the Cyanotech Board of Directors presented by stockholders, directors and management, (2) recommending to the Board a slate of nominees to be submitted to the stockholders for election at the next Annual Meeting of Stockholders, (3) advising the Board with respect to matters of Board composition and procedures, and (4) overseeing the annual evaluation of the Board. Among the qualifications considered in the selection of candidates are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication and absence of conflicts of interest see caption “Director Nomination Process” above. All members of the Nominating and Corporate Governance Committee are “independent” directors under Nasdaq Rule 5605(a)(2). The Nominating and Corporate Governance Committee, comprised of independent directors Michael A. Davis (Chair), Ralph K. Carlton and Thomas F. Chen, held two (2) meetings during fiscal year 2012.

The Compensation and Stock Option Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors on January 7, 2010 and which is also available on the Company’s website at www.cyanotech.com. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company’s executive compensation policy, bonus plans and incentive option plans, and approves the grants of stock options to officers, employees and consultants. Based on such review, the Committee recommended to the Board that such information be included in the Company’s proxy statement. At least once a year, the Compensation and Stock Option Committee meets in executive session with the other independent directors of the Board to evaluate the Chief Executive Officer’s (“CEO”) performance. All members of the Compensation and Stock Option Committee are “independent” directors as defined under Nasdaq Rule 5605(a)(2). The Compensation and Stock Option Committee, comprised of independent directors John T. Waldron (Chair), Michael A. Davis and Thomas F. Chen, held four (4) meetings during fiscal year 2012.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by non-employee directors for fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ralph K. Carlton (2)	$33,555	—	$7,350	N/A	$40,905
Thomas F. Chen (3)	$21,000	—	$7,350	N/A	$28,350
Michael A. Davis	$42,500	$15,280	—	N/A	$57,780
David I. Rosenthal (4)	$12,000	$7,640	—	N/A	$19,640
John T. Waldron	$31,750	$7,640	—	N/A	$39,390

(1)                     Stock awards under the Directors 2004 Stock Plan are discussed below.

(2)                     Mr. Carlton was elected to the Board on January 26, 2011.

(3)                     Mr. Chen was elected to the Board on June 6, 2011.

(4)                     Mr. Rosenthal resigned from the Board on October 12, 2011.

At the 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the 2004 Independent Director Stock Option and Restricted Stock Grant Plan (the “2004 Plan”). Under the 2004 Plan 75,000 shares (adjusted for a 2006 reverse stock split [the “Split”]) were reserved for issuance or option grant through the date of the 2014 Annual Stockholders’ Meeting.  The 2004 Plan was amended effective August 29, 2011, to increase the number of shares reserved for issuance from 75,000 shares to 200,000 shares after approval by stockholders at the 2011 annual meeting of stockholders. Under the 2004 Plan each independent director receives on first election, pursuant to the 2004 Plan, a 10-year option to purchase shares (post-Split 1,000 shares, but increased to 6,000 shares on November 8, 2011, retroactive to August 29, 2011) of the Company’s Common Stock, and thereafter a grant of restricted shares (currently 2,000 shares. but increased by amendment on November 8, 2011 to 4,000 shares beginning August 27, 2012) of Common Stock each subsequent year that the independent director is elected to the Board; provided, however, the director serving as Chairman of the Board has been granted 4,000 shares upon his annual reelection (increased by amendment on November 8, 2011 to 5,000 shares beginning August 27, 2012) .  Such grants and options are non-transferable and non-exercisable for six months following the date of grant.

In addition, each independent director receives an annual fee of $32,000 for participation on the Board and the committees on which each independent director is appointed; the Board Chairman receives $40,000 annually.  These fees are paid quarterly.  Each independent director is also reimbursed for out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

*****

PROPOSAL TWO:

Amend and Restate Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share

On June 20, 2012, the Company’s Board of Directors approved, and resolved to recommend to Company stockholders,, pursuant to Section 78.390 of Nevada Revised Statutes, that they approve at its next Annual Meeting, an amendment to, and restatement of, Article III of the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares from 12,500,000 shares to 60,000,000 shares, by increasing the number of authorized shares of common stock, par value $0.02, from 7,500,000 shares to 50,000,000 shares, and by increasing the number of authorized shares of preferred stock, par value $0.01, from 5,000,000 shares to 10,000,000 shares.  The text of Article III as it is proposed to be amended and restated is set forth below.

Reasons for Approval of the Proposed Increases in Authorized Common Stock and Preferred Stock

On November 3, 2006, the Company effected a one-for-four reverse stock split of its common stock, par value $0.005 per share, which resulted in a decrease in total authorized shares from 35,000,000 shares to 12,500,000 shares, and a decrease in total authorized shares of common stock from 30,000,000 shares, par value $0.005 per share, to 7,500,000 shares, par value $0.02 per share.

As of June 29, 2012, of the 7,500,000 currently authorized shares of common stock, par value $0.02 per share (“Common Stock”), 5,440,000 shares of Common Stock had been issued and the remaining 2,060,000 shares of Common Stock have been reserved for issuance.  Common Stock reserved for issuance includes approximately 1,251,000 shares reserved for issuance upon the exercise of stock options granted under the 2005 Stock Option Plan and approximately 809,000 shares reserved for issuance under the 2004 Independent Director Stock Option and Restricted Stock Grant Plan.  No Common Stock remains available for issuance unless and until any unexercised stock options are forfeited, outstanding shares are repurchased by the Company or stockholders authorize additional shares of Common Stock.  Currently, none of the Company’s 5,000,000 authorized shares of preferred stock, par value $0.01 (“Preferred Stock”), have been issued.

Although the Company currently has no plan or intention to take any of the following actions, the Board of Directors believes that it is necessary, and in the best interest of the Company, to have additional shares of both Common Stock and Preferred Stock available for future stock splits or stock dividends, registered offerings or private placements to finance the Company’s capital expenditure or operational requirements, acquisitions, equity compensation and other general corporate purposes.  The Board considers this amendment advisable to provide the Company’s management with greater flexibility to pursue transactions in which the issuance of Common Stock or Preferred Stock might be appropriate or desirable, subject to authorization of any such issuance by the Board of Directors but without the expense and delay of calling and holding a special stockholders’ meeting for such a purpose.  Aside from the issuance of Common Stock pursuant to the referenced employee and independent director stock plans, the Company has not entered into any agreements, commitments or plans with respect to the sale or issuance of additional shares of Common Stock or the issuance of any shares of Preferred Stock.  Without the proposed increase in authorized shares, the Company may have to rely on private or public debt or forego possible investment opportunities.  Likewise, without additional authorized shares, the Company may be limited in the ways in which it can attract and compensate qualified directors, executives and employees.

The increase in the authorized number of shares of Common Stock and of Preferred Stock followed in the future by the issuance of some or all of those shares could be used by the Board to discourage, delay or make more difficult a change of control of the Company.  This Proposal Two is not prompted by any specific takeover threat, or any contemplated attempt, to obtain control of the Company, nor is the Proposal being presented with the intent that the additional authorized shares will be used to prevent or discourage any acquisition attempt.  However, nothing would preclude the Board from taking any such action that it deems to be consistent with its fiduciary duties.

If the proposed amendment is approved by stockholders, the Board may issue such additional shares of Common Stock, Preferred Stock or both without further action of, or authorization by, stockholders, except as required by applicable law.  The additional shares of Common Stock, if and when issued, would have the same rights and privileges as shares of Common Stock currently outstanding, subject to the Company’s Articles of Incorporation.  The respective designations, rights, preferences and other terms of shares of Preferred Stock, if and when issued, will be set by the Board of Directors by resolution, consistent with the provisions of the Company’s Articles of Incorporation and subject to any limitations prescribed by law.  Future issuances of Common Stock or Preferred Stock or securities convertible into such shares could have a dilutive effect on earnings per share, book value per share and the voting power and other rights and interests of current stockholders.

Text of Article III of the Amended and Restated Articles of Incorporation as Proposed to Be Amended and Restated:

ARTICLE III

STOCK

A.                                    General Provisions.

1.                                      Authorized Stock.  The total number of shares of all classes of stock that the corporation shall have the authority to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.02 per share, and ten million (10,000,000) shares of special or preferred stock, par value $0.01 per share.

Required Vote and Effective Date

The proposal will be approved if a quorum is present and the number of votes cast in favor exceeds fifty (50%) of the issued and outstanding stock of the Company. If approved by the stockholders, Proposal Two would become effective upon the filing of a Certificate of Amendment with the Nevada Secretary of State amending the Company’s Amended and Restated Articles of Incorporation, which would occur as soon as reasonably practicable after stockholder approval.

The Board of Directors unanimously recommends a vote FOR amendment and restatement of Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

*****

PROPOSAL THREE

Ratification of Selection of Independent Registered Public Accounting Firm

The firm of Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the past four fiscal years.  The Audit Committee has selected, and the Board of Directors has approved, the firm to continue in this capacity for the current fiscal year ending March 31, 2013. A representative of Grant Thornton LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. Although it is not required to do so, the Company wishes to provide stockholders with the opportunity to indicate their approval of the selection of the independent registered public accounting firm and accordingly is submitting a proposal to ratify the selection of Grant Thornton LLP.  If the stockholders should fail to approve this proposal, the Board of Directors will consider the selection of another independent registered public accounting firm.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2013.

*****

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  The Company believes that during fiscal 2012, its directors and executive officers filed all such reports required to be filed under Section 16(a) on a timely basis, except that:  Deanna L. Spooner, Gerald R. Cysewski, Robert J. Capelli and Glenn Jensen each reported stock option grants past the due date on a Form 5 and subsequently re-filed the information on a Form 4A; also, Dr. Cysewski, Mr. Capelli and  Mr. Jensen each timely filed a Form 4, which was corrected and re-filed on Form 4A past the due date to accurately report stock option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and RELATED STOCKHOLDER MATTERS

The following tables set forth information regarding the beneficial ownership of the Company’s Common Stock as of July 3, 2012 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers named in the Summary Compensation Table appearing herein as a group. The following tables set forth what such persons’ beneficial security ownership position would be assuming the exercise of all outstanding stock options and warrants, exercisable on July 3, 2012 or within 60 days of such date. All shares shown are subject to the named person’s sole voting and investment power except as noted.

Security Ownership of Certain Beneficial Owners

Name	Shares Beneficially Owned		Approximate Percent Owned

Michael A. Davis	1,063,432	(1)(2)	19.5%

Rudolf Steiner Foundation	736,364	(3)	13.5%

(1)                     Includes 350,663 shares over which Mr. Davis holds sole voting and investment power. Also includes 712,019 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis’ spouse, Janet J. Johnstone (“Johnstone”); 150,000 shares held by trusts for the benefit of Mr. Davis’ and Ms. Johnstone’s minor children for which Mr. Davis and Ms. Johnstone are co-trustees; 50,000 shares held by Mr. Davis as UTMA custodian for his daughters; and 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee.

(2)                     Includes options to purchase 750 shares of Common Stock held by a trust by the Michael Davis 1993 Family Trust, of which Mr. Davis is a trustee.

(3)                     Per Schedule 13G dated December 31, 2011 filed by the reporting persons. Address is 1002 O’Reilly Ave., San Francisco, CA  94129.

Security Ownership of Management

Name	Shares Beneficially Owned	Ref	Approximate Percent Owned
Brent D. Bailey(1)	81,000	(2)	*
Robert J. Capelli(1)	9,100	(3)	*
Gerald R. Cysewski(1)	123,402	(4)	2.3%
Michael A. Davis(1)	1,063,432	(5)(6)	19.5%
John T. Waldron(1)	21,551		*
All directors and executive officers as a group (9 persons)	1,308,543	(7)	24.0%

*                 Less than 1.0%

(1)         Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

(2)         Includes options to purchase 81,000 shares of Common Stock.

(3)         Includes options to purchase 7,900 shares of Common Stock.

(4)         Includes options to purchase 9,500 shares of Common Stock.

(5)         Includes 350,663 shares over which Mr. Davis holds sole voting and investment power. Also includes 712,019 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis’ spouse, Janet J. Johnstone (“Johnstone”); 150,000 shares held by trusts for the benefit of Mr. Davis’ and Ms. Johnstone’s minor children for which Mr. Davis and Ms. Johnstone are co-trustees; 50,000 shares held by Mr. Davis as UTMA custodian for his daughters; and 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee.

(6)         Includes options to purchase 750 shares of Common Stock held by a trust for the benefit of Mr. Davis, Johnstone & Mr. Davis’ descendants, of which Mr. Davis is a trustee.

(7)         Includes options to purchase 120,150 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Company’s Compensation and Stock Option Committee is a current or former officer or employee of the Company or its subsidiaries and no executive officer of the Company was a member of the Compensation Committee of any corporation of which a member of the Company’s Compensation and Stock Option Committee is an executive officer.

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers are elected by and serve at the pleasure of the Board. The executive officers and other key employees of Cyanotech as of June 30, 2012 are as follows:

Brent D. Bailey, President and Chief Executive Officer—59:  Mr. Bailey was elected to the Board by the Board of Directors on November 5, 2010, pursuant to a Letter Agreement under which he was designated to become President and Chief Executive Officer on January 11, 2011.  Over the prior five years he had formed and expanded his own leadership development and strategic planning consulting firm, following thirty years of experience as an executive.  He had served as President and Chief Operating Officer of Pharmavite, a subsidiary of Otsuka Pharmaceutical Company, where he built the company into an industry leader and its Nature Made brand into the #1 mass market nutritional supplement brand nationwide.  Earlier he was Executive Vice President of Marketing at Del Monte Foods; Senior Vice President & General Manager — Household Division of The Dial Corporation; Executive Vice President of Marketing — Personal Care Division of Weyerhauser; Vice President of Sales and Marketing — Van de Kamp’s Frozen Foods Division of Pillsbury; and various marketing positions with Frito-Lay, Procter & Gamble and a health care start-up. Mr. Bailey received a B.A. degree from Claremont McKenna College and an M.B.A. from UCLA — The Anderson School of Management. His extensive management, marketing, strategic planning and implementation skills, as well as his leadership qualities, were critical to the Board’s selection of Mr. Bailey both as a director and as the Company’s principal executive officer.

Jolé Deal, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer — 53:  Ms. Deal is a former CPA with an MBA degree (Pepperdine University) and over twenty years’ experience as a senior financial executive in consumer products manufacturing companies, before which she was employed in public accounting with Touche Ross / Deloitte & Touche for five years.  Most recently she served as Chief Financial Officer of PureTek Corporation, a private manufacturer of nutritional supplements, generic pharmaceuticals and beauty care products ($50 million per annum), based in San Fernando, California, from 2009 until 2011.  Previously she was Divisional Vice President and Controller of Pharmavite LLC, a manufacturer/marketer of Nature Made vitamins and dietary supplements ($500 million per annum), based in Northridge, California (a U.S. subsidiary of Otsuka Pharmaceutical Co., Ltd. of Tokyo), for four years, before which she held Pharmavite positions as Director, Sales and Marketing Finance for four years, Director, Financial Planning and Analysis / Manager, Financial Planning & Analysis for eight years and Manager, Intercompany Projects for three years.

Gerald R. Cysewski, Ph. D., Executive Vice President and Chief Scientific Officer—63:  Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008, Dr. Cysewski served as the Company’s President and Chief Executive Officer, as well as, Chairman of the Board. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

Glenn D. Jensen, Vice President, Operations —54:  Mr. Jensen has served as Vice President-Operations since May 1993.  He had been Production Manager since 1991.  Mr. Jensen joined the Company in 1984 as Process Manager. Prior to joining the Company, Mr. Jensen worked as a plant engineer at Cal-Alga, a spirulina production facility, near Fresno, California.  Mr. Jensen holds a B. S. degree in Health Science from California State University, Fresno.

Robert J. Capelli, Vice President, Sales and Marketing—52:  Mr. Capelli, has served as Vice President—Sales and Marketing since March 2002. He joined the Company in January 2002 as Director of Sales. Prior to joining Cyanotech, Mr. Capelli was Senior Sales Manager for Forecite-The Source, a division of Tree of Life, Inc. Mr. Capelli has over 20 years’ experience in the natural supplement industry.  He is the lead author of the book, Natural Astaxanthin, King of the Carotenoids and a co-author of the book, Spirulina, Natures’ SuperFood, as well as several articles on nutritional products that have appeared in industry trade journals.  Mr. Capelli holds a B.A. degree from Rutgers University.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee reviewed and discussed with senior management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K that follows. Based on that review and discussion, the Committee recommended and the Board of Directors concurred that such Compensation Discussion be included this proxy statement.

Compensation and Stock Option Committee of the Board of Directors.

John T. Waldron, Chairman
Thomas F. Chen
Michael A. Davis

Compensation Discussion

Who is responsible for determining appropriate executive compensation?

The Compensation Committee has the responsibility for recommending the total compensation program for the Company and its subsidiaries, subject to the approval of the Board. This included determining compensation for the past fiscal year 2012, as well as for the current fiscal year 2013, for the Cyanotech Corporation Named Executive Officers (“NEO’s”) who are the individuals named in the Summary Compensation Table herein: (1) Brent D. Bailey, President and Chief Executive Officer since January 11, 2011; (2) Jolé E. Deal, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer of the Company since August 16, 2011; (3) Gerald R. Cysewski, Ph.D., Executive Vice President and Chief Scientific Officer; (4) Robert J. Capelli, Vice President-Sales and Marketing; (5) David I. Rosenthal, Interim President and Chief Executive Officer of the Company until January 10, 2011; and (6) Deanna L. Spooner, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer of the Company until August 16, 2011.

What are the objectives of the Company’s compensation programs?

The goals of the Company’s compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with the size and development requirements of the Company. Key components include:

•            The Company pays competitively with comparable small companies, the operators of which are based in Hawaii and California, with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets its pay parameters based in part on this review.

•            The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that being total compensation to competitive levels.

•            The Company provides stock options for executive officers to ensure that they are motivated over the long term to respond to the Company’s business challenges.

The Compensation Committee endeavors to balance Company needs and values with the employees’ needs and believes that it is important that the Committee maintain this relationship.

What are the compensation programs designed to reward?

The Company’s compensation programs are designed to recognize and reward executives for the Company’s annual and long-term performance and for individual performance that enhance shareholder value. To that end:

•            Company Performance.   The Compensation Committee considers each executive’s overall contribution to the Company’s long-term and short-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products.

•            Individual Performance.   The Company has a small executive team of talented individuals with clear divisions of responsibility for achieving the Company’s goals. The Compensation Committee evaluates the Chief Executive Officer as a committee or in conjunction with the other independent members of the Board of Directors (as determined by the full Board). That evaluation entails a review of the Chief Executive Officer’s Letter Agreement and his performance and progress towards achieving sustainable profitability through improved long-term and short-term results attributable directly and indirectly to his efforts. The Compensation Committee or the full Board (excluding the Chief Executive Officer) acting with the Committee or upon its recommendations also considers relative shareholder return over the same period and chief executive compensation for similar-sized companies with similar results within the relevant geographic and industry area.

For other NEO’s, the Compensation Committee reviews and considers whether to approve a performance assessment and base salary recommendation from the Chief Executive Officer. The performance evaluations of these executives are based on the Company’s success in achieving short-term and long-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products; in addition to performance toward specific departmental goals established annually and approved by the Compensation Committee

What are the elements of executive compensation?

The elements of the Company’s executive compensation include:

•                  Base salary and bonus, if awarded

•                  Incentive stock option grants

How is base salary determined?

The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as research conducted by the Company’s Manager of Human Resources of local and national companies from public information such as filings with the SEC. Based on such surveys, the executive officers’ salaries are set within the ranges of the surveys targeted at the median; the exact level is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility and the needs of the Company.

What were the base salary increases for fiscal year 2012?

On April 1, 2011, the base salary for Mr. Capelli was increased from $106,964 to $155,000 due to the discontinuation of sales commissions that he had previously been receiving.  On September 5, 2011, based on a comparison to national market data, the base salary of Dr. Cysewski was increased from $135,000 to $160,000.

Are bonuses paid to executive officers?

The Committee believes that, as a general rule, annual compensation in excess of base salaries should be dependent on the Company’s performance, and should be awarded based on recommendations of the Chief Executive Officer to the Committee and in the discretion of the Board.  Accordingly, each fiscal year, the Committee reviews and approves a cash incentive bonus plan designed to motivate executive officer and key personnel to achieve the financial and operational objectives of the Company.

The financial goals are established in part on the basis of an annual operating plan developed by management and approved by the Board of Directors.  The annual operating plan is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, and is developed on the basis of:  (i) the Company’s performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating cost and cost savings that management believes can be achieved; and (iv) competitive conditions faced by the Company. Taking all of these factors into account, financial targets for key financial performance indicators such as Net Sales, Gross Margin and Net Income are established.

Additionally, specific performance measures are established in areas of strategic planning, leadership, and operations as appropriate to the executive’s area of management responsibility.  Such goals support and complement the financial goals of the Company and allow executives to achieve meaningful results even when the Company’s overall profitability is challenged.

As a result of such performance-based criteria, executive compensation, and the proportion of each executive’s total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company achieves the anticipated level of growth and profitability. On the other hand, in years in which the Company experiences less than anticipated growth, bonuses and total executive compensation should be lower or not awarded and total executive compensation should consequently be lower.

As approved under the terms and conditions of the Company’s agreement with its senior debt holder and as reported herein, the Company’s Officers were awarded the following bonuses:  Chief Executive Officer, $225,000; Chief Financial Officer and Vice President Administration, $71,250; Executive Vice President and Chief Scientific Officer, $55,673; and Vice President—Sales and Marketing, $57,576.

What is the Company’s incentive stock option program?

The 2005 Stock Option Plan (the “2005 Plan”) rewards select executives and key employees as an incentive for them to join or remain in the service of the Company. The Compensation and Stock Option Committee administers the Plan.

How does the Company award stock option grants?

The Committee generally intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share (usually the market price on the date of grant) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if he or she remains in the employ of the Company and the market price of the shares appreciate over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also taken into account are the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual’s potential for future responsibility and promotion over the option term, the individual’s personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an executive officer’s level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual, in the sole discretion of the Committee.

What perquisites and other personal benefits do executive officers have?

The President and Chief Executive Officer, and the Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer receive commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees, etc.; housing and transportation while working in Hawaii.

Do executive officers have change-in-control agreements?

Provisions are contained in the 2005 Stock Option Plan concerning acceleration of stock options when a Change in Control or a Corporate Transaction, as defined in such Plan, occurs unless the outstanding options are assumed or replaced by the successor corporation with comparable, equalized options or a cash incentive program in accordance with the terms of the 2005 Stock Option Plan.

How was the Chief Executive Officer’s compensation determined last fiscal year?

The compensation payable to Mr. Bailey, the Company’s current President and Chief Executive Officer was determined by the Committee and was set forth in a Letter Agreement of Employment stating terms of employment dated November 5, 2010 with employment effective January 11, 2011.  Base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry of $300,000 annually, plus eligibility for performance-based bonuses up to 50% of salary each fiscal year, plus an opportunity for a greater bonus if he achieves stretch goals measured by a compound annual earnings growth significantly exceeding fiscal year earnings goals, subject to the Board’s discretion..  Additionally, stock options to purchase shares equivalent to approximately 13.5% of the Company’s outstanding common stock at January 11, 2011 were granted pursuant to the Letter Agreement of Employment.  Mr. Bailey also receives perquisites such as commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees, etc.; housing, transportation and incidentals while working in Hawaii.

The material in the heading “Compensation Discussion” and the Report of the Audit Committee are not “soliciting material,” and are not deemed “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and the two highest compensated executive officers of the Company, other than the Chief Executive Officer, for services rendered in all capacities to the Company (hereinafter referred to as the “named executive officers”) for the fiscal years ended March 31, 2012 and2011.

SUMMARY COMPENSATION

		ANNUAL COMPENSATION
	Fiscal			Option	All
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards($)(1)	Other ($)	Total ($)
Brent D. Bailey (2)	2012	300,000	225,000	210,027	89,678	824,705
President and Chief Executive Officer	2011	56,538	—	57,567	19,579	133,684

Jolé E. Deal (3)	2012	112,538	71,250	23,620	30,741	238,149
Chief Financial Officer and Vice President of Finance and Administration

Gerald R. Cysewski	2012	148,461	55,673	41,854	—	245,988
Executive Vice President and Chief Scientific Officer	2011	135,312	33,598	1,839	—	170,749

Robert J. Capelli	2012	153,537	57,576	15,874	—	226,987
Vice President of Sales and Marketing	2011	146,778	26,621	1,839	—	175,238

David I. Rosenthal (4)	2012	—	—	—	—	—
Interim President and Chief Executive Officer	2011	246,922	69,000	—	97,960	413,882

Deanna L. Spooner	2012	128,255	13,990	—	—	142,245
Chief Financial Officer and Vice President of Finance and Administration (until 8/16/11)	2011	150,298	36,656	8,831	—	195,785

(1)

In connection with equity-classified stock option awards, which the Company reports in accordance with Generally Accepted Accounting Principles (“GAAP”), compensation expense is recorded in the Company’s financial statements for fiscal years 2012 and 2011.

(2)

Mr. Bailey became President and Chief Executive Officer effective January 11, 2011. He is also a Director of Cyanotech. His employment Letter Agreement provides for his salary, bonus opportunities and stock option grants. His stock option grants vest annually in increasingly larger increments twelve months after each of his seven years of employment; if exercised over the life of the Letter Agreement, he will have acquired shares equal to 13.5% of all issued and outstanding shares of the Company’s $0.02 par value common stock (as it existed on January 11, 2011, his employment commencement date). See also, “How was the Chief Executive Officer’s compensation determined last fiscal year?” in the preceding section. All Other compensation includes perquisites provided to Mr. Bailey for commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees; and housing, and transportation while working in Hawaii.

(3)

Ms. Deal became Chief Financial Officer and Vice President of Finance and Administration effective August 16, 2011. All Other compensation includes perquisites provided to Ms. Deal for commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees; and lodging and transportation while working in Hawaii. Her terms of employment include: Base salary, $190,000; bonus opportunities for 25% of base salary, or up to 37.5% for achieving stretch objectives; and stock option grant of 45,000 shares vesting annually for three years in increments of 15,000 shares twelve months after anniversary of date of grant.

(4)

Mr. Rosenthal was appointed to these positions effective February 27, 2010 and served through January 10, 2011. All Other compensation includes Perquisites for commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees; housing, transportation, meals and incidentals while working in Hawaii; Director fees and the value of Common Shares granted to Mr. Rosenthal as a director in 2011of $85,484, $6,176 and $6,300.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
		Number of Shares of
		Common Stock Underlying		Option	Option
		Unexercised Options (#)		exercise	expiration
Name	Grant Year	Exercisable	Unexercisable	price ($)	date

Brent D. Bailey (1)	2011	81,000	149,000	3.04	1/12/2021
	2012	—	497,916	3.82	8/29/2021
	Total	81,000	646,916

Jolé E. Deal (2)	2012	—	45,000	3.82	8/28/2021
	Total	—	45,000

Gerald R. Cysewski (3)(4)	2008	2,000	—	1.60	2/22/2018
	2010	3,000	7,000	2.08	4/30/2019
	2012	1,200	10,800	3.58	6/30/2021
	2012	300	102,700	3.82	8/28/2021
	Total	6,500	120,500

(1)         Option to purchase 230,000 shares was granted January 12, 2011 in accordance with Mr. Bailey’s Letter of Employment.  81,000 were exercisable at March 31, 2012. The options vest on January 11, 2013 and 2014 as to 81,000 shares and 68,000 shares, respectively. Options to purchase 497,916 shares were granted August 29, 2011 in accordance with Mr. Bailey’s Letter of Employment and vest on January 11, 2014, 2015, 2016, 2017and 2018 as to 40,000 shares, 108,000 shares, 108,000 shares,108,000 shares and 133,916 shares, respectively.

(2)         Option to purchase 45,000 shares was granted on August 29, 2011 in accordance with Ms. Deal’s Letter of Employment and vest on August 16, 2012, 2013 and 2014 as to 15,000 shares, 15,000 shares and 15,000 shares, respectively.

(3)         Options to purchase 2,000 shares were granted on February 22, 2008 and 10,000 shares granted on April 30, 2009, of which 5,000 were exercisable at March 31, 2012. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date

(4)         Option to purchase 12,000 shares was granted on July 1, 2011, of which 1,200 were exercisable at March 31, 2012, The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning on the grant date. Option to purchase 3,000 shares was granted on August 29, 2011, of which 300 were exercisable at March 31, 2012. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, and 40%) beginning on the grant date. Option to purchase 100,000 shares was granted August 29, 2011. The options vest and become exercisable over 5 years of continuing employment in equal annual installments beginning one year after the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of March 31, 2012, including the 2005 Stock Option Plan (the “2005 Plan”) and 2004 Non-Employee Director Stock Option and Stock Grant Plan (the “2004 Plan”).  Both the 2005 Plan and the 2004 Plan were affected by a four-for-one reverse stock split which became effective on November 1, 2006.  The 2005 Stock Plan had been approved by the stockholders on August 22, 2005, amended by stockholders on September 9, 2008 to increase from 200,000 to 700,000 shares the total number of shares authorized for issuance under the Plan and further amended by stockholders on August 29, 2011, to increase the total number of shares authorized for issuance from 700,000 to 2,075,000 shares.  The 2004 Plan had been approved by stockholders on August 16, 2004, and was amended by stockholders on August 29, 2011, to increase the total number of shares authorized for issuance from 75,000 to 200,000 shares.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(#)	Weighted Average Exercise Price of Outstanding Options (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(c)(#)
Equity Compensation Plans Approved by Stockholders	1,251,166	$3.54	809,261
Equity Compensation Plan Not Approved by Stockholders(1)	5,000	$10.20	—
Total	1,256,166		809,261

(1)         Warrants issued in conjunction with Term Loan in April 2000, expired April 2011.

OPTION GRANTS IN FISCAL YEAR 2012

The Company granted options to purchase 910,516 Common Shares under the 2005 Stock Option Plan in fiscal year 2012.  12,000 options were granted under the 2004 Independent Director Stock Option and Restricted Stock Grant Plan in fiscal year 2012.

Report of the Audit Committee of the Board of Directors

The Audit Committee, which met four (4) times in fiscal 2012, reviewed and discussed the Company’s audited financial statements with management. The Audit Committee discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm (“Grant Thornton”), the matters required to be discussed by Statement of Auditing Standards No. 114, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also received written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, which relates to the independent registered public accounting firm’s independence from the Company and its related entities.

The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.cyanotech.com. Pursuant to such Charter, the Audit Committee has the following primary responsibilities:

1)

Review the performance of the independent registered public accounting firm and make recommendations to the Board of Directors regarding the appointment or termination of the independent registered public accounting firm;

2)

Confer annually with the independent registered public accounting firm concerning the scope of its examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent registered public accounting firm’s annual engagement letter, and authorizing the independent registered public accounting firm to perform such supplemental reviews or audits as the Committee may deem desirable;

3)	Review the range and cost of audit and non-audit services performed by the independent registered public accounting firm;

4)

Review the Company’s audited financial statements and the independent registered public accounting firm’s opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof; and

5)	Review the adequacy of the Company’s systems of internal controls.

The firm of Grant Thornton, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm for the past four fiscal years.  As stated in Proposal Three, the Audit Committee has selected and the Board has approved Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2013.

Audit services provided by Grant Thornton consisted of the examination of the Company’s annual financial statements and services related to filings with the SEC as well as their review of the Company’s quarterly financial statements. All fees paid to Grant Thornton were reviewed and considered for independence by the Audit Committee. In addition, the Audit Committee (i) discussed with Grant Thornton their qualification of the partners and managers assigned to the Company’s audit, (ii) reviewed with Grant Thornton the quality control system for the US accounting and audit practice to provide reasonable assurance that the audit was conducted with professional standards, and (iii) confirmed with Grant Thornton that there was appropriate continuity of personnel working on our audits and availability of national office consultation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

Submitted by the Audit Committee of the Company’s Board of Directors.

Ralph K. Carlton, Chairman
Thomas F. Chen
John T. Waldron

Independent Registered Public Accounting Firm’s Fees

Audit Fees

The aggregate fees billed by Grant Thornton, our independent registered public accounting firm, for professional services rendered for the audit of the Company’s annual financial statements and timely quarterly reviews for the fiscal year ended March 31, 2012 and 2011 were $282,000 and $269,000, respectively.

Audit-Related Fees

The aggregate fees billed by Grant Thornton for audit-related services for the fiscal year ended March 31, 2012 was $29,000 and was for services rendered in connection with the filing of our S-8 registration statement and SEC comment letter responses, and discussions on tax and accounting for various stock compensation agreements.  There were no audit-related fees billed by Grant Thornton for the fiscal year ended March 31, 2011.

Tax Fees

The aggregate fees billed or to be billed by Grant Thornton for tax services rendered to the Company, for the fiscal year ended March 31, 2012 and 2011 were $13,500 and $36,000, respectively.

All Other Fees

There were no other fees billed by Grant Thornton for the fiscal years ended March 31, 2012 and 2011.

The Audit Committee has considered and does not believe the provision of all other services by the Company’s registered public accounting firm is incompatible with maintaining Grant Thornton’s independence.

A representative of Grant Thornton is expected to be available at the 2012 Annual Meeting of Stockholders, and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders who wish to present proposals in accordance with Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 which they desire to be considered at the 2013 Annual Meeting of Stockholders must timely submit such proposals in order that they will be received by the Company no later than March 20, 2013. Any such stockholder proposal must be mailed to the Company’s principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention: Corporate Secretary. However, submission of a proposal does not assure the proponent that the proposal will be included in the Company’s 2013 proxy materials because all applicable rules of the SEC must be followed by both the proponent and the Company.

In addition, the Company’s Bylaws provide a procedure for stockholders to propose a matter (other than a matter brought pursuant to SEC Rule 14a-8) at a meeting of stockholders, or to nominate a person or persons as a director.  Procedurally, eligible stockholders must submit for actual receipt by the Company, Attention Corporate Secretary, at its principal executive office, any proposal or nomination within 120-150 days prior to the anniversary date of the prior year’s annual meeting of stockholders.  In the case of the Company’s 2012 Annual Meeting, such proposals or nominations by eligible stockholders pursuant to our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than April 29, 2013 and no earlier than March 30, 2013, unless our Annual Meeting date occurs more than 30 days before or after August 27, 2013.  In that case, we must receive proposals not earlier than the close of business 120 days prior to the date of the annual meeting and not later than 90 days prior to the date of the annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information concerning the proposal or nominee, as well as the stockholder and possibly affiliated persons, specified in our Bylaws.  A stockholder who wishes to consider submitting a proposal or nomination is encouraged to seek independent counsel about our Bylaw requirements and procedures, as well as SEC requirements and procedures.  The Company will not consider any proposal or nomination that does not meet all requirements of our Bylaws and of the SEC.  The Company also reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by proxies may be voted in accordance with the judgment of the persons named in such proxies.

Cyanotech Corporation’s annual report to the SEC on Form 10-K, including financial statements and financial statement schedules, for the most recent fiscal year, accompanies these proxy materials. Additional copies may be obtained by downloading them from the Company’s website (www.cyanotech.com), including Exhibits to the Form 10-K. Paper copies of the five (5) Exhibits identified in the Form 10-K, Item 15(b) with an asterisk (*) will be furnished upon request from persons making a good faith representation that they were a beneficial owner of the Company’s securities on July 3, 2012, and upon payment to the Company of its reasonable expenses for furnishing such copies (which will be the lesser of $60 per set or $0.68 per page for those requesting less than a full set). Such written requests should be addressed to: Jolé E. Deal, Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

The Annual Report to the Stockholders of the Company, for the fiscal year ended March 31, 2012, including financial statements, is enclosed with this proxy statement.

You are most cordially invited to attend this meeting in person. However, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy or instructions to your broker as to how you want your shares voted as promptly as possible

By Order of the Board of Directors

/s/ Jolé E. Deal
Corporate Secretary
Kailua-Kona, Hawaii
July 18, 2012

Using a black ink pen, mark your votes with an X as shown in this example:  ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A     Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 – Brent D. Bailey	☐	☐	02 – Ralph K. Carlton	☐	☐	03 – Thomas F. Chen	☐	☐

	04 – Gerald R. Cysewski	☐	☐	05 – Michael A. Davis	☐	☐

		For	Against	Abstain
2.

To amend and restate Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share;

		☐	☐	☐
		For	Against	Abstain
3.	To ratify the selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

B     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CYANOTECH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, AUGUST 27, 2012

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dan Sprague and Debbie Walch and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held Wednesday, August 27, 2012, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738 at 3:00 P.M. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 18, 2012.

All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 27, 2012.

Vote by Internet

•   Log on to the Internet and go to www.envisionreports.com/CYAN

•   Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example:  ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A     Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 – Brent D. Bailey	☐	☐	02 – Ralph K. Carlton	☐	☐	03 – Thomas F. Chen	☐	☐

	04 – Gerald R. Cysewski	☐	☐	05 – Michael A. Davis	☐	☐

		For	Against	Abstain
2.

To amend and restate Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to 60,000,000, to be comprised of 50,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share;

		☐	☐	☐
		For	Against	Abstain
3.	To ratify the selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

B     Non-Voting Items

Change of Address — Please print new address below.

C     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CYANOTECH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, AUGUST 27, 2012

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dan Sprague and Debbie Walch and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held Wednesday, August 27, 2012, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738 at 3:00 P.M. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 18, 2012.

All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.